As filed with the Securities and Exchange Commission on June 22, 2000
                                                        Registration No. _______


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

                        INTERNET COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                        13-3645702
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                 ---------------
                     Amended and Restated Stock Option Plan
                                       and
                                  Workman Plan
                            (Full title of the plans)

                             Dr. Geoffrey S. Carroll
                                805 Third Avenue
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 271-7640
                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:
                             Peter S. Kolevzon, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed        Proposed
    Title of        Amount to be       Maximum         Maximum      Amount of
 Securities to     Registered (1)     Offering        Aggregate     Registration
 be Registered                        Price Per       Offering       Fee (1)
                                      Share (2)         Price
--------------------------------------------------------------------------------
Class A            3,100,000 shares   $ 14.625      $ 45,337,500    $ 11,969.10
Common Stock
--------------------------------------------------------------------------------

(1) The number of Shares to be registered represents additional shares issuable under the Company's Amended and Restated Stock Option Plan and the Workman Plan that are not covered by a prior registration statement. 1,960,000 Shares were previously registered on the Company's Form S-8 (File No. 333-86565) for which a registration fee of $6193.96 was paid. This registration statement shall also cover any additional shares of class A common stock which become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of class A common stock.

(2) The proposed maximum offering price per share has been estimated solely to calculate the registration fee under Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices for the class A common stock reported on the Nasdaq SmallCap Market on June 21, 2000.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This registration statement registers additional securities covered by the Company's Amended and Restated Stock Option Plan. A registration statement on Form S-8 (File No. 333-86565) (the "Prior S-8") is already effective for the remaining securities covered by such Plan. The total number of shares covered by the Amended and Restated Stock Option Plan, since its inception, is 5,000,000. This registration statement incorporates by reference all prior registration statements filed on Form S-8 with respect to such Plan, including the Prior S-8.

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

      We hereby incorporate by reference in this registration statement the following documents:

      (a)   Our annual report on Form 10-KSB for the year ended July 31, 1999;

      (b) Our quarterly reports on Form 10-QSB for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000;

      (c)   Our proxy statement for the 2000 Annual Meeting of Stockholders;

      (d) Our current reports on Form 8-K filed with the SEC on December 1, 1999, December 13, 1999, February 15, 2000 (as amended on Form 8-K/A filed with the SEC on February 15, 2000), March 28, 2000, April 26, 2000, May 4, 2000, May 18, 2000 and June 15, 2000; and

      (e) The description of our class A common stock contained in our Rule 424 prospectus filed with the SEC on June 18, 1997, including any amendments or reports filed for the purpose of updating the description.

      All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as it may be amended from time to time, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all the securities which are then unsold, are incorporated by reference in this registration statement and will be a part of this registration statement from the date of filing of the documents.

Item 4.   Description of Securities.
          -------------------------

      Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

      Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

       Section 145 of the General Corporation Law of the State of Delaware, referred to as the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative, other than action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys' fees, incurred in connection with the defense or settlement of the action, and the statue requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statue provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise. Section 145 thus makes provision for indemnification in terms sufficiently broad to cover officers and directors, under certain circumstances, for liabilities arising under the Securities Act of 1933, as it may be amended from time to time.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

      Article VII of our by-laws and Article Seventh of our Amended and Restated Certificate of Incorporation, as further amended, both provide that we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person that Section 145 grants us power to indemnify. Article VIII of our by-laws and Article Seventh of our Amended and Restated Certificate of Incorporation, as further amended, both provide that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit, and that it is the intention of the foregoing provisions to eliminate the liability of our directors to ICC or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by

ICC of expenses incurred or paid by a director, officer or controlling person of ICC in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by ICC is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 7.   Exemption from Registration Claimed.
          -----------------------------------

      Not applicable.

Item 8.      Exhibits.
             --------

      The following documents are filed as exhibits to this registration statement, including those exhibits incorporated in this registration statement by reference to a prior filing of ICC under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit
Number            Description
------            ------------------------------------------------

4.1               Amended and Restated Certificate of Incorporation (3)

4.2 Certificate of Amendment to the Amended and Restated Articles of Incorporation (1)

4.3 Certificate of Designations-- series A convertible redeemable preferred stock (3)

4.4 Certificate of Designations-- series C convertible redeemable preferred stock (5)

4.5               By-laws (4)

4.6               Specimen Certificate for class A common stock (2)

4.7               Amended and Restated Stock Option Plan

4.8 Agreement dated June 15, 2000 by and between David Workman and the ICC Parties (as defined therein).

4.9 Stock Option Grant Agreement dated as of June 20, 2000 between David Workman and ICC.

5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of the shares of class A common stock being registered pursuant to this registration statement

23(ii).1          Consent of Richard A. Eisner & Company, LLP

(1) Incorporated by reference to ICC's annual report on Form 10-KSB for the year ended July 31, 1998.

(2) Incorporated by reference to ICC's registration statement on Form SB-2 (File no. 33-83940).

(3) Incorporated by reference to ICC's registration statement on Form S-3 (File no. 333-80043).

(4) Incorporated by reference to ICC's current report on Form 8-K filed with the SEC on July 1, 1999.

(5) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-93301).

Item 9.    Undertakings.
           ------------

        We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 22nd day of June, 2000.

                                    INTERNET COMMERCE CORPORATION


                                    By:   /s/ Dr. Geoffrey S. Carroll
                                          ---------------------------

                                          Dr. Geoffrey S. Carroll
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                            Date


/s/ Dr. Geoffrey S. Carroll   President and Chief             June 22, 2000
---------------------------   Executive Officer
Dr. Geoffrey S. Carroll       (principal executive officer)



/s/ Walter M. Psztur          Chief Financial Officer         June 22, 2000
-----------------------       (principal financial
Walter M. Psztur              and accounting officer)


/s/ Richard J. Berman         Director                        June 22, 2000
-----------------------
Richard J. Berman


/s/ G. Michael Cassidy        Director                        June 22, 2000
-----------------------
G. Michael Cassidy


                              Director                        June __, 2000
-----------------------
Michele Golden


                              Director                        June __, 2000
-----------------------
Charles C. Johnston


/s/ Arthur R. Medici          Director                        June 22, 2000
-----------------------
Arthur R. Medici


/s/ James A. Ortenzio         Director                        June 22, 2000
-----------------------
James A. Ortenzio


/s/ Matthew Wolk              Director                        June 22, 2000
-----------------------
Matthew Wolk